Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-141388 and 333-150062

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED OCTOBER 12, 2007)

8,000,000 Shares of Common Stock
Warrants to Purchase 8,000,000 Shares of Common Stock

We are offering 8,000,000 shares of our common stock and warrants to purchase up to 8,000,000 shares of common stock in this offering (and the shares of common stock issuable from time to time upon exercise of these warrants). The warrants will have an exercise price of $20.00 per share of common stock. Each purchaser of a share of common stock sold in this offering will receive a warrant exercisable for one share of our common stock. The shares of common stock and warrants will be issued separately but can only be purchased together in this offering.

Our common stock is quoted on the NASDAQ Global Market under the symbol “DNDN.” On April 2, 2008, the closing price of our common stock on the NASDAQ Global Market was $5.08 per share.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are offering the shares of common stock and warrants to purchase common stock on a best efforts basis to one or more institutional investors. We have retained Lazard Capital Markets LLC to act as placement agent in connection with this offering.

	Per Common Share	Maximum Offering
	and Warrant	Amount

Public offering price	$5.92	$47,360,000
Placement agent’s fees	$0.15	$1,184,000
Proceeds, before expenses, to us	$5.77	$46,176,000

We estimate the total expenses of this offering, excluding the placement agent’s fees, will be approximately $185,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent’s fees and net proceeds to us, if any, in this offering are not presently determinable and may be substantially less than the total maximum offering amount set forth above. The placement agent is not required to sell any specific number or dollar amount of the shares of common stock or warrants offered in this offering, but will use its best efforts to sell the common stock and warrants offered.

Lazard Capital Markets

The date of this prospectus is April 3, 2008.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and warrants and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. This prospectus supplement is not an offer to sell or solicitation of an offer to buy these shares of common stock and warrants in any circumstances under which the offer or sale is unlawful. We are offering to sell, and seeking offers to buy, shares of our common stock and warrants to

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purchase common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock and warrants to purchase common stock in certain jurisdictions may be restricted by law. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus supplement or of any such shares of our common stock. Our financial condition, results of operations and business prospects may have changed since that date.

Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

Dendreon®, the Dendreon logo, Dendreon Targeting Cancer, Transforming Livestm, Provenge®, Neuvengetm and the Antigen Delivery Cassettetm are our trademarks. All other trademarks that may appear or be incorporated by reference into this prospectus supplement are the property of their respective owners.

References in this prospectus to “Dendreon,” “we,” “us” and “our” refer to Dendreon Corporation, a company incorporated in Delaware, and its subsidiary, unless the context otherwise requires.

References in this prospectus to our common stock include related rights under our stockholder rights plan.

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SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read the entire prospectus carefully, including the “Risk Factors” section of this prospectus supplement beginning on page S-3, as well as our financial statements and the notes to those financial statements, which are incorporated by reference in this prospectus, before making an investment decision.

Dendreon Corporation

Overview

We are a biotechnology company focused on the discovery, development and commercialization of novel therapeutics that harness the immune system to fight cancer. Our goal is to develop innovative cancer treatments that significantly improve cancer treatment options for patients. Our product portfolio includes active cellular immunotherapy, monoclonal antibody and small molecule product candidates to treat a wide range of cancers. Our most advanced product candidate is Provenge® (sipuleucel-T), an active cellular immunotherapy that has completed two Phase 3 trials for the treatment of asymptomatic, metastatic, androgen-independent prostate cancer. Prostate cancer is the most common non-skin cancer among men in the United States, and the second leading cause of cancer deaths in men in the United States.

On November 9, 2006, we completed our submission of our Biologics License Application, or BLA, to the U.S. Food and Drug Administration, or FDA, for Provenge based upon the survival benefit seen in our completed D9901 and D9902A studies for Provenge. The FDA’s Cellular, Tissue and Gene Therapies Advisory Committee, which we refer to as the Advisory Committee, review of our BLA for the use of Provenge in the treatment of patients with asymptomatic, metastatic, androgen-independent prostate cancer was held on March 29, 2007. The Advisory Committee was unanimous (17 yes, 0 no) in its opinion that the submitted data established that Provenge is reasonably safe for the intended population and the majority (13 yes, 4 no) believed that the submitted data provided substantial evidence of the efficacy of Provenge in the intended population.

On May 8, 2007, we received a Complete Response Letter from the FDA regarding our BLA. In its letter, the FDA requested additional clinical data in support of the efficacy claim contained in the BLA, as well as additional information with respect to the chemistry, manufacturing and controls, or CMC, section of the BLA. In a meeting with the FDA on May 29, 2007, we received confirmation that the FDA will accept either positive interim or final analysis of survival from our ongoing Phase 3 D9902B IMPACT (IMmunotherapy for Prostate AdenoCarcinoma Treatment) study to support licensure of Provenge. Upon the receipt of positive interim or final analysis of survival, if any, we intend to amend our BLA. The primary endpoint of the IMPACT study is overall survival (an event-driven analysis), and time to objective disease progression is a secondary endpoint. In October 2007, we completed enrollment of over 500 patients in the IMPACT study. We anticipate that interim results will be available from our IMPACT study during the second half of 2008. Recently, the FDA agreed to amend the special protocol assessment for the IMPACT study. This amendment will enable us to receive final results from the IMPACT study approximately one year earlier than previously anticipated with comparable power for the study. We anticipate that final results will be available from our IMPACT study during the second half of 2009. We own worldwide commercialization rights for Provenge.

Other potential product candidates we have under development include Neuvengetm, our investigational active cellular immunotherapy for the treatment of patients with breast, ovarian and other solid tumors expressing HER2/neu. In addition, we have monoclonal antibody and small molecule product candidates in preclinical research and development programs.

We are a Delaware corporation originally incorporated in 1992 as Activated Cell Therapy, Inc. Our executive offices are located at 3005 First Avenue, Seattle, Washington, 98121, and our telephone number is (206) 256-4545.

The Offering

Common stock offered by us	8,000,000 shares

Common stock to be outstanding after the offering	93,206,922 shares

Warrants	Warrants to purchase 8,000,000 shares of common stock will be offered in this offering. The warrants will be exercisable on or after October 8, 2008 and on or before April 8, 2015 at an exercise price of $20.00 per share of common stock. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Use of proceeds	We currently intend to use the net proceeds from our sale of common stock and warrants pursuant to this offering to fund our commercialization activities for Provenge, including investment in specialized technology systems; to fund further clinical trials for Provenge and our other product candidates; to fund our other research and preclinical development activities for our active immunotherapies and small molecule products; to satisfy third party obligations; and for general corporate purposes, including working capital. We also may use a portion of the net proceeds to acquire complementary technologies or products, although we currently have no agreements or commitments in this regard.

Risk Factors	See “Risk Factors” beginning on page S-3 for a discussion of factors you should consider carefully before deciding to invest in our common stock and warrants to purchase common stock.

Dividend policy	We currently intend to retain any future earnings to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future.

The Nasdaq Global Market symbol	DNDN

The number of shares of our common stock to be outstanding after this offering is based on 85,206,922 shares outstanding as of March 31, 2008 (including unvested stock awards) and excludes:

•	up to 5,458,504 shares that may be issued upon the exercise of outstanding options granted pursuant to our stock option plans at a weighted average exercise price of $7.06 per share;

•	up to 500 shares that may be issued upon exercise of outstanding warrants at a weighted average exercise price of $6.25 per share; and

•	up to 8,291,790 shares that may be issued upon conversion of the $85,250,000 aggregate principal amount of our outstanding 4.75% convertible senior subordinated notes due 2014, which is based on the current conversion rate of 97.2644 shares for each $1,000 of notes.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in our most recently filed Annual Report on Form 10-K. You should also refer to the other information in this prospectus including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

FORWARD LOOKING STATEMENTS

Some of the statements contained or incorporated by reference into this prospectus are or include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. We have based these forward-looking statements largely on our expectations and projections about future events affecting the financial condition and/or operating results of our business. Forward-looking statements involve risks and uncertainties, particularly those risks and uncertainties inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics. There are important factors that could cause actual results to be substantially different from the results expressed or implied by these forward-looking statements, including, among other things:

•	the progress of the FDA’s review of our BLA for Provenge;

•	whether we have adequate financial resources and access to capital to fund commercialization of Provenge and that of other potential product candidates we may develop;

•	our ability to successfully obtain regulatory approvals and commercialize our products that are under development and develop the infrastructure necessary to support commercialization if regulatory approvals are received;

•	our ability to complete and achieve positive results in ongoing and new clinical trials;

•	our ability to successfully manufacture Provenge and other product candidates in necessary quantities with required quality;

•	our dependence on single-source vendors for some of the components used in our product candidates, including the Antigen Delivery Cassette for Provenge;

•	the extent to which the costs of any products that we are able to commercialize will be reimbursable by third-party payors;

•	the extent to which any products that we are able to commercialize will be accepted by the market;

•	our dependence on our intellectual property and ability to protect our proprietary rights and operate our business without conflicting with the rights of others;

•	the effect that any intellectual property litigation or product liability claims may have on our business and operating and financial performance;

•	our expectations and estimates concerning our future operating and financial performance;

•	the impact of competition and regulatory requirements and technological change on our business;

•	our ability to recruit and retain key personnel;

•	our ability to enter into future collaboration agreements;

•	anticipated trends in our business and the biotechnology industry generally; and

•	other factors set forth in our most recent Annual Report on Form 10-K and in our future filings made with the SEC, which are incorporated by reference into this prospectus, and the risk factors set forth in or incorporated by reference into this prospectus.

If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus or the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference.

In addition, in this prospectus and the documents incorporated by reference into this prospectus, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “potential,” “continue,” or “opportunity,” the negative of these words or similar expressions, as they relate to us, our business, future financial or operating performance or our management, are intended to identify forward-looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of our common stock and warrants offered pursuant to this prospectus, excluding the proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $46.0 million, after deducting the placement agent fees and all estimated offering expenses that are payable by us. We currently intend to use the net proceeds from our sale of common stock and warrants pursuant to this offering to fund our commercialization activities for Provenge, including investment in specialized technology systems; to fund further clinical trials for Provenge and our other product candidates; to fund our other research and preclinical development activities for our active immunotherapies and small molecule products; to satisfy third party obligations; and for general corporate purposes, including working capital. We also may use a portion of the net proceeds to acquire complementary technologies or products, although we currently have no agreements or commitments in this regard.

Pending the application of the net proceeds, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities or guaranteed obligations of the United States government or other securities.

DESCRIPTION OF CAPITAL STOCK

In this offering, we are offering 8,000,000 shares of our common stock and warrants to purchase 8,000,000 shares of common stock. This prospectus also relates to the offering of shares of our common stock issuable upon exercise, if any, of the warrants. The following is a description of our common stock and a summary of our authorized preferred stock. You should refer to our certificate of incorporation and our bylaws for the actual terms of our capital stock. These documents are filed as exhibits to the registration statement of which this statement is a part.

Authorized Capital Stock

We are authorized to issue up to 160,000,000 shares of capital stock of which 150,000,000 shares are of common stock, par value $0.001 per share, and 10,000,000 shares are of preferred stock, par value $0.001 per share. As of March 31, 2008, 85,206,922 shares of common stock (including unvested stock awards) and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably all dividends, if any, as may be declared from time to time by the board of directors out of the funds legally available. In the event of the liquidation, dissolution or winding up of Dendreon, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities including outstanding debt securities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable. Each share of our common stock possesses a right to purchase Series A junior participating preferred stock under certain circumstances as described in the Rights Agreement, dated as of September 18, 2002, between us and Mellon Investor Services LLC, as rights agent.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, of which 1,000,000 shares have been designated as “Series A Junior Participating Preferred Stock.” Our board of directors may fix or alter from time to time the designation, powers, preferences and rights of the shares of each such new series. These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the board of directors, special dividend rates, conversion rights, redemption rights, superior voting rights to the common stock, the right to protection from dilutive issuances of securities, or the right to approve corporate actions. Any or all of these rights may be superior to the rights of the common stock. As a result, preferred stock could be issued with terms that could delay or prevent a change in control or make removal of our management more difficult. Additionally, our issuance of preferred stock may decrease the market price of our common stock.

Our board of directors may also fix or alter from time to time the qualifications, limitations or restrictions of any wholly unissued series of preferred stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of the shares of such series then outstanding. In the event that the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The terms of a series of preferred stock will include:

•	the designation of such series and the number of shares offered;

•	the initial public offering price at which the shares will be issued;

•	the dividend rate of that series, the conditions and dates upon which those dividends will be payable, and whether those dividends will be cumulative or noncumulative;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any restrictions on further issuances of our capital stock;

•	any listing of that series on any securities exchange; and

•	any other terms of that series.

Certain Provisions Affecting Control of the Company

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Delaware Law”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a “business combination” with any “interested stockholder,” defined as a stockholder who owns 15% or more of the corporation’s outstanding voting stock, as well as its affiliates and associates, for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction that resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the date the interested stockholder attained this status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by (i) persons who are directors as well as officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the relevant date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of the provisions of Section 203. This statute could prevent or delay mergers or other takeover or change-of-control transactions for us and, accordingly, may discourage attempts to acquire us.

Certificate and Bylaw Provisions

The following summary of certain provisions of our certificate of incorporation and bylaws is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Our bylaws provide that special meetings of our stockholders may be called only by the chairman of the board of directors, our President and Chief Executive Officer, or pursuant to a resolution adopted by a majority of the total number of directors. Our certificate of incorporation also specifies that the authorized number of directors may be changed only by a resolution of the board of directors and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Subject to the rights of the holders of any series of preferred stock, any vacancies on our board may only be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors, and not by stockholders. Any additional directorships resulting from an increase in the number of directors may only be filled by the directors unless the board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders. In addition, our certificate of incorporation divides our board of directors into three classes having staggered terms. This may delay any attempt to replace our board of directors.

Our certificate of incorporation provides that stockholders may not act by written consent, but rather may only act at duly called meetings. Should any stockholder desire to present business at any meeting, they must comply with certain advance notice provisions in our bylaws.

Provisions of our certificate of incorporation and bylaws will make it more difficult for a third party to acquire us on terms not approved by our board of directors and may have the effect of deterring hostile takeover attempts. Our certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock, of which 1,000,000 shares have been designated as “Series A Junior Participating Preferred Stock,” and to fix the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of our common stock will be subject to, and may be junior to the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could reduce the voting power of the holders of our common stock and the likelihood that common stockholders will receive payments upon liquidation.

We have also implemented a stockholders’ rights plan, which would substantially reduce or eliminate the expected economic benefit to an acquirer from acquiring us in a manner or on terms not approved by our board of directors.

These provisions contained in our certificate of incorporation and bylaws could delay or discourage certain types of transactions involving an actual or potential change in control of us or our management (including transactions in which stockholders might otherwise receive a premium for their shares over the then current price) and may limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Transfer Agent and Registrar

BNY Mellon Shareholder Services is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

In this offering, we are offering 8,000,000 shares of our common stock and warrants to purchase 8,000,000 shares of common stock. This prospectus also relates to the offering of shares of our common stock issuable upon exercise, if any, of the warrants. The material terms and provisions of the warrants being offered together with the common stock pursuant to this prospectus are summarized below.

Exercisability.  Holders may exercise warrants from and after October 8, 2008 and at any time up to 11:59 p.m. New York Time on April 8, 2015. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, except upon at least 61 days’ prior notice from the holder to us, the holder will not have the right to exercise any portion of the warrant if the holder would beneficially own in excess of 9.9% of the number of shares of our common stock (including securities convertible into common stock) outstanding immediately after the exercise.

Cashless Exercise.  The warrants will be exercisable on a cashless basis, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice, by canceling a portion of the warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Exercise Price.  The exercise price per share of common stock purchasable upon exercise of the warrants is $20.00 per share of common stock being purchased. The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability.  The warrants may be transferred at the option of the warrant holder upon surrender of the warrants with the appropriate instruments of transfer.

Purchase Rights, Fundamental Transactions and Change of Control.  If we sell or grant any rights to purchase stock, warrants or securities or other property to our stockholders on a pro rata basis, we will provide the holders of warrants with the right to acquire, upon the same terms, the securities subject to such purchase rights as though the warrant had been exercised immediately prior to the declaration of such rights. If we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or sell all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive upon exercise of the warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such warrants would have been entitled upon such consolidation or merger or other transaction. A sale of all or substantially all our assets for consideration consisting primarily of securities shall be deemed a consolidation or merger. In addition, in the event of a fundamental transaction that constitutes a change of control as defined in the warrants, we or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 90 days following the consummation of the transaction, an amount of cash equal to the value of the unexercised warrants held by such holder as determined in accordance with the Black-Scholes option pricing formula.

PLAN OF DISTRIBUTION

We are offering the shares of our securities through a placement agent. Subject to the terms and conditions contained in the placement agent agreement, dated April 3, 2008, Lazard Capital Markets LLC has agreed to act as the placement agent for the sale of up to 8,000,000 shares of common stock and warrants to purchase 8,000,000 shares of common stock. The placement agent is not purchasing or selling any shares or warrants by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of common stock and warrants, but has agreed to use its commercially reasonable efforts to arrange for the sale of all 8,000,000 shares of common stock and warrants to purchase 8,000,000 shares of common stock.

The placement agent agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

Confirmations and the definitive prospectus will be distributed to all investors who agree to purchase the common stock and warrants, informing investors of the closing date as to the common stock and warrants. We currently anticipate that closing of the sale of the common stock and warrants offered hereby will take place on or about April 8, 2008. Investors will also be informed of the date and manner in which they must transmit the purchase price for their common stock and warrants.

On the scheduled closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price for the common stock and warrants we sell; and

•	Lazard Capital Markets LLC will receive the placement agent’s fee in accordance with the terms of the placement agent agreement.

We will pay the placement agent an aggregate commission equal to 2.5% of the gross proceeds of the sale of common stock and warrants in the offering. We may also reimburse the placement agent for certain expenses incurred by it other than legal fees. In no event will the total amount of compensation paid to the placement agent and other securities brokers and dealers upon completion of this offering exceed 8% of the gross proceeds of the offering. The estimated offering expenses payable by us, in addition to the placement agent’s fee of $1,184,000, are approximately $185,000, which includes legal, accounting and printing costs and various other fees associated with registering and listing the common stock. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $45,991,000.

Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

We have agreed to indemnify the placement agent and Lazard Frères & Co. LLC against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agent agreement. We have also agreed to contribute to payments the placement agent and Lazard Frères & Co. LLC may be required to make in respect of such liabilities.

We have agreed to certain lock-up provisions with regard to future sales of our common stock and other securities convertible into or exercisable or exchangeable for common stock for a period of ninety (90) days after the offering as set forth in the placement agent agreement.

The placement agent agreement is included as an exhibit to our Current Report on Form 8-K that we will file with the Commission in connection with this offering.

The transfer agent for our common stock to be issued in this offering is BNY Mellon Shareholder Services located at 520 Pike Street, Suite 1220, Seattle, Washington 98101.

Our common stock is traded on the Nasdaq Global Market under the symbol “DNDN.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580 Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is http://www.sec.gov.

We make available, free of charge, through our investor relations website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, statements of changes in beneficial ownership of securities, and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is http://www.dendreon.com and the address for the investor relations page of our website is http://investor.dendreon.com/edgar.cfm. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering is completed:

•	The description of our common stock set forth in the registration statement on Form 8-A, which was filed on May 22, 2000 (File No. 000-30681);

•	The description of our Series A junior participating preferred stock, as set forth in our Current Report on Form 8-K, which was filed on September 25, 2002 (File No. 000-30681);

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC on March 12, 2008 (File No. 000-30681); and

•	Our Current Reports on Form 8-K (File No. 000-30681) filed with the SEC on March 13, 2008 (solely with regard to Item 8.01), March 28, 2008, April 1, 2008 and April 3, 2008.

You may request, and we will provide to you, a copy of these filings at no cost, by writing or telephoning us at the following address:

Dendreon Corporation
3005 First Avenue
Seattle, Washington 98121
(206) 256-4545
Attention: Investor Relations

We have filed with the SEC registration statements on Form S-3 under the Securities Act covering the shares of common stock and warrants to be offered and sold by this prospectus supplement and the accompanying prospectus. This prospectus does not contain all of the information included in the registration statements, some of which is contained in exhibits to the registration statements. The registration statements, including the exhibits, can be read at the SEC website or at the SEC offices referred to above. Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statements, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

LEGAL MATTERS

Jones Day will pass upon the validity of the common stock and warrants being offered hereby. Proskauer Rose LLP in New York, New York is acting as counsel for the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of Dendreon Corporation appearing in Dendreon Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of Dendreon Corporation’s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$200,000,000

Common Stock, Preferred Stock, Warrants and Debt Securities

From time to time we may offer common stock, preferred stock, warrants and debt securities consisting of a combination of any of these securities at an aggregate initial offering price not to exceed $200,000,000, provided, however, that $53,200,000 of such amount may only be sold as common stock, and the remaining $146,800,000 may be sold as any of the securities described in this prospectus. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in series separate, and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus.

Our common stock is traded on the Nasdaq Global Market under the symbol “DNDN.” On October 12, 2007, the last reported sale price of our common stock on the Nasdaq Global Market was $8.06 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

We may offer these securities through agents, underwriters or dealers or directly to investors. See “Plan of Distribution.” Each prospectus supplement will provide the amount, price and terms of the plan of distribution relating to the shares of common stock to be sold pursuant to such prospectus supplement. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement, as well as the net proceeds we expect to receive from such sale.

You should read this prospectus, the prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell any of the common stock, preferred stock, warrants or debt securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 12, 2007.

You should rely only on the information contained or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. You must not rely upon any unauthorized information or representation. We are not making an offer of the common stock, preferred stock, warrants or debt securities to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of the prospectus or the prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Dendreon®, the Dendreon logo, Targeting Cancer, Transforming Livestm, Provenge®, Neuvengetm and the Antigen Delivery Cassettetm are our trademarks. All other trademarks appearing or incorporated by reference into this prospectus and the accompanying prospectus supplement are the property of their respective owners.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell common stock, preferred stock, warrants or debt securities over time in one or more offerings up to a total dollar amount of $200,000,000, provided, however, that $53,200,000 of such amount may only be sold as common stock, and the remaining $146,800,000 may be sold as any of the securities described in this prospectus. Each time we sell any common stock, preferred stock, warrants or debt securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus may not be used to sell any common stock, preferred stock, warrants or debt securities unless accompanied by a prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described under the section entitled “Where You Can Find Additional Information” in this prospectus, before you invest in any of the securities being offered hereby.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this prospectus are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements largely on our expectations and projections about future events and financial trends affecting the financial condition and/or operating results of our business. Forward-looking statements involve risks and uncertainties, particularly those risks and uncertainties inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics. There are important factors that could cause actual results to be substantially different from the results expressed or implied by these forward-looking statements, including, among other things:

•	whether the U.S. Food and Drug Administration’s review of our biologics license application will result in approval for licensure to allow us to begin marketing of Provenge;

•	whether we have adequate financial resources and access to capital to fund commercialization of Provenge and that of other potential product candidates we may develop;

•	our ability to successfully obtain regulatory approvals and commercialize our products that are under development and develop the infrastructure necessary to support commercialization if regulatory approvals are received;

•	our ability to successfully manufacture Provenge and other product candidates in necessary quantities with required quality;

•	our ability to complete and achieve positive results in ongoing and new clinical trials;

•	our dependence on single-source vendors for some of the components used in our product candidates, including the Antigen Delivery Cassette for Provenge;

•	the extent to which the costs of any products that we are able to commercialize will be reimbursable by third-party payors;

•	the extent to which any products that we are able to commercialize will be accepted by the market;

•	our dependence on our intellectual property and ability to protect our proprietary rights and operate our business without conflicting with the rights of others;

ii

•	the effect that any intellectual property litigation or product liability claims may have on our business and operating and financial performance;

•	our expectations and estimates concerning our future operating and financial performance;

•	the impact of competition and regulatory requirements and technological change on our business;

•	our ability to recruit and retain key personnel;

•	our ability to enter into future collaboration agreements;

•	anticipated trends in our business and the biotechnology industry generally; and

•	other factors set forth in our most recent Annual Report on Form 10-K and in our future filings made with the SEC, which are incorporated by reference into this prospectus, and the risk factors set forth in or incorporated by reference into this prospectus and the accompanying prospectus supplement.

In addition, in this registration statement, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “potential,” or “opportunity,” the negative of these words or similar expressions, as they relate to us, our business, future regulatory developments, financial or operating performance or our management, are intended to identify forward-looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Past business performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

iii

SUMMARY

Our Business

We are a biotechnology firm focused on the discovery, development and commercialization of novel therapeutics that harness the immune system to fight cancer. Our portfolio includes active immunotherapy, monoclonal antibody and small molecule product candidates to treat a wide range of cancers. The product candidates most advanced in development are active immunotherapies designed to stimulate a patient’s immune system for the treatment of cancer. Our most advanced product candidate is Provenge (sipuleucel-T), an active cellular immunotherapy that has completed two Phase 3 trials for the treatment of asymptomatic, metastatic, androgen-independent (also known as hormone refractory) prostate cancer. We own worldwide commercialization rights for Provenge.

In September 2005, we announced plans to submit a biologics license application (“BLA”) to the U.S. Food and Drug Administration (“FDA”) to market Provenge. This decision followed a pre-BLA meeting in which we reviewed safety and efficacy data with the FDA from our two completed Phase 3 clinical trials for Provenge, D9901 and D9902A. In these discussions the FDA agreed that the survival benefit observed in the D9901 study in conjunction with the supportive data obtained from study D9902A and the absence of significant toxicity in both studies was sufficient to serve as the clinical basis of our BLA submission for Provenge. Provenge was granted Fast Track designation from the FDA for the treatment of asymptomatic, metastatic, androgen-independent prostate cancer patients, which enabled us to submit our BLA on a rolling basis.

On August 24, 2006, we submitted the clinical and non-clinical sections of our BLA and on November 9, 2006, we submitted the chemistry, manufacturing and controls (“CMC”) section, completing the submission of our BLA to the FDA for Provenge. On January 12, 2007, the FDA accepted our BLA filing and assigned Priority Review status for Provenge. The goal for reviewing a product with Priority Review status is six months from the filing date.

The FDA’s Cellular, Tissue and Gene Therapies Advisory Committee (the “Advisory Committee”) review of our BLA for the use of Provenge in the treatment of patients with asymptomatic, metastatic, androgen-independent prostate cancer was held on March 29, 2007. The Advisory Committee was unanimous (17 yes, 0 no) in its opinion that the submitted data established that Provenge is reasonably safe for the intended population and the majority (13 yes, 4 no) agreed that the submitted data provided substantial evidence of the efficacy of Provenge in the intended population.

On May 8, 2007, we received a Complete Response Letter from the FDA regarding our BLA. In its letter, the FDA requested additional clinical data in support of the efficacy claim contained in the BLA, as well as additional information with respect to the chemistry, manufacturing and controls (“CMC”) section of the BLA. In a meeting with the FDA on May 29, 2007, we received confirmation that the FDA will accept either a positive interim or final analysis of survival from our ongoing Phase 3 D9902B IMPACT (IMmunotherapy for Prostate AdenoCarcinoma Treatment) study to support licensure of Provenge. These analyses are event driven, rather than time specific. We anticipate that interim results will be available from our IMPACT study in 2008.

Other potential product candidates we have under development include Neuvenge, our investigational active cellular immunotherapy for the treatment of patients with breast, ovarian and other solid tumors expressing HER2/neu. In addition, we have monoclonal antibody and small molecule product candidates in preclinical research and development programs.

We are a Delaware corporation originally incorporated in 1992 as Activated Cell Therapy, Inc. Our executive offices are located at 3005 First Avenue, Seattle, Washington, 98121, and our telephone number is (206) 256-4545.

Recent Developments

In June and July 2007, we sold an aggregate of $85,250,000 in principal amount of 4.75% Convertible Senior Subordinated Notes due 2014. The notes bear interest at the annual rate of 4.75% and will mature on June 15, 2014. Holders may convert their notes into shares of our common stock at an initial conversion rate of 97.2644 shares for each $1,000 in notes, subject to adjustment, at any time prior to the close of business on the business day immediately preceding the stated maturity date. The notes were sold in private placements and were registered by us for resale by the holders pursuant to a registration statement declared effective on September 7, 2007.

The Offering

From time to time we may offer common stock, preferred stock, warrants and debt securities at an aggregate initial offering price not to exceed $200,000,000, provided, however, that $53,200,000 of such amount may only be sold as common stock, and the remaining $146,800,000 may be sold as any of the securities described in this prospectus. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or series separate, and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus. The terms described in a prospectus supplement will include:

•	in the case of preferred stock, with respect to the relevant class or series, the offering price, title, maximum number of shares, dividend rate, if any (which may be fixed or variable), time of payment, and relative priority, of any dividends, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any voting rights, any restrictions on future issuances, any listing on a securities exchange and any other terms of the preferred stock;

•	in the case of common stock, the offering price and number of shares;

•	in the case of warrants, the offering price, designation and terms of the security purchasable upon exercise of the warrant (which may be a debt security or common or preferred stock), exercise price, amount of such underlying security that may be purchased upon exercise, exercisability and expiration dates, redemption provisions, if any, and any other terms of the warrants; and

•	in the case of debt securities, the title, aggregate principal amount, denominations, maturity, interest rate, if any (which may be fixed or variable), time of payment of any interest, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of such debt securities.

Certain persons participating in an offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of a penalty bid, in connection with such offering. For a description of these activities, see “Plan of Distribution.”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors contained in a prospectus supplement as well as those set forth in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You should also refer to the other information in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS

Except as otherwise described in any applicable prospectus supplement, we intend to use the net proceeds from our sale of common stock, preferred stock, warrants and debt securities pursuant to this prospectus to fund our commercialization activities for Provenge, including the eventual expansion of our manufacturing capabilities, investment in our sourcing of components for Provenge, the hiring of additional personnel and investment in specialized technology systems; to fund clinical trials for Provenge and our other product candidates; to fund our other research and preclinical development activities for our active immunotherapies, monoclonal antibodies, and small molecule products; satisfy third party obligations; and for general corporate purposes, including working capital. We also may use a portion of the net proceeds to acquire complementary technologies or products, although we currently have no agreements or commitments in this regard. We have not determined the amount of net proceeds from sales of our common stock, preferred stock, warrants and debt securities pursuant to this prospectus and any prospectus supplement that we will use for each of these purposes.

Pending such uses, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities or guaranteed obligations of the United States government or other securities.

We may not receive any cash proceeds from the sale of our common stock, preferred stock, warrants or debt securities pursuant to this prospectus and the prospectus supplement where we issue shares as consideration for services performed or goods provided to us or in payment of outstanding indebtedness.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by the fixed charges.

						Six Months Ended
	Fiscal Year Ended December 31,					June 30,
	2002	2003	2004	2005	2006	2007

Ratio of earnings to fixed charges(1)	—	—	—	—	—	—

(1)	For the purposes of computing the ratio of earnings to fixed charges, earnings consist of loss before income taxes plus fixed charges. Fixed charges consist of amortization of debt financing costs, interest charges and that portion of rental payments under operating leases we believe to be representative of interest. Earnings (as defined) for the years ended December 31, 2006, 2005, 2004, 2003 and 2002 and the six months ended June 30, 2007 were insufficient to cover fixed charges by $89,543, $79,386, $73,931, $24,534, $22,433 and $51,288 (in thousands), respectively.

DESCRIPTION OF COMMON STOCK

The following is a description of our common stock and a summary of our preferred stock. You should refer to our certificate of incorporation and our bylaws for the actual terms of our capital stock. These documents are filed as exhibits to the registration statement of which this statement is a part.

Authorized Capital Stock

We are authorized to issue up to 160,000,000 shares of capital stock of which 150,000,000 shares are of common stock, par value $0.001 per share, and 10,000,000 shares are of preferred stock, par value $0.001 per share. As of June 30, 2007, 82,910,023 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably all dividends, if any, as may be declared form time to time by the board of directors out of the funds legally available. In the event of the liquidation, dissolution or winding up of Dendreon, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable. Each share of our common stock possesses a right to purchase Series A junior participating preferred stock under certain circumstances.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, of which 1,000,000 shares have been designated as “Series A Junior Participating Preferred Stock.” Our board of directors may fix or alter from time to time the designation, powers, preferences and rights of the shares of each such new series. These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the board of directors, special dividend rates, conversion rights, redemption rights, superior voting rights to the common stock, the right to protection from dilutive issuances of securities, or the right to approve corporate actions. Any or all of these rights may be superior to the rights of the common stock. As a result, preferred stock could be issued with terms that could delay or prevent a change in control or make removal of our management more difficult. Additionally, our issuance of preferred stock may decrease the market price of our common stock.

Our board of directors may also fix or alter from time to time the qualifications, limitations or restrictions of any wholly unissued series of preferred stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of the shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

A prospectus supplement relating to a series of preferred stock will describe terms of that series of preferred stock, including:

•	the designation of such series and the number of shares offered;

•	the initial public offering price at which the shares will be issued;

•	the dividend rate of that series, the conditions and dates upon which those dividends will be payable, and whether those dividends will be cumulative or noncumulative;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any restrictions on further issuances;

•	any listing of that series on any securities exchange; and

•	any other terms of that series.

Certain Provisions Affecting Control of the Company

Delaware Law.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Delaware Law”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a “business combination” with any “interested stockholder,” defined as a stockholder who owns 15% or more of the corporation’s outstanding voting stock, as well as its affiliates and associates, for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction that resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the date the interested stockholder attained this status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by (i) persons who are directors as well as officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the relevant date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of the provisions of Section 203. This statute could prevent or delay mergers or other takeover or change-of-control transactions for us and, accordingly, may discourage attempts to acquire us.

Certificate and Bylaw Provisions.

The following summary of certain provisions of our certificate of incorporation and bylaws is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Our bylaws provide that special meetings of our stockholders may be called only by the chairman of the board of directors, our President and Chief Executive Officer, or pursuant to a resolution adopted by a majority of the total number of authorized directors. Our certificate of incorporation also specifies that the authorized number of directors may be changed only by a resolution of the board of directors and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Subject to the rights of the holders of any series of preferred stock, any vacancies on our board may only be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors, and not by stockholders. Any additional directorships resulting from an increase in the number of directors may only be filled by the directors unless the board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders. In addition, our certificate of incorporation divides our board of directors into three classes having staggered terms. This may delay any attempt to replace our board of directors.

Our certificate of incorporation provides that stockholders may not act by written consent, but rather may only act at duly called meetings. Should any stockholder desire to present business at any meeting, they must comply with certain advance notice provisions in our bylaws.

Provisions of our certificate of incorporation and bylaws will make it more difficult for a third party to acquire us on terms not approved by our board of directors and may have the effect of deterring hostile takeover attempts. Our certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock, of which 1,000,000 shares have been designated as “Series A Junior Participating Preferred Stock,” and to fix the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of our common stock will be subject to, and may be junior to the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could reduce the voting power of the holders of our common stock and the likelihood that common stockholders will receive payments upon liquidation.

We have also implemented a stockholders’ rights plan, also called a poison pill, which would substantially reduce or eliminate the expected economic benefit to an acquirer from acquiring us in a manner or on terms not approved by our board of directors.

These provisions contained in our certificate of incorporation and bylaws could delay or discourage certain types of transactions involving an actual or potential change in control of us or our management (including transactions in which stockholders might otherwise receive a premium for their shares over the then current prices) and may limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Transfer Agent and Registrar

Mellon Investor Services LLC is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of debt securities, preferred stock or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Securities and Exchange Commission in connection with any offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the principal amount and price of debt securities that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commences and expires;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares and price of common stock or preferred stock that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commences and expires;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

Any debt securities offered by this prospectus are to be issued under an indenture, dated as of March 16, 2007, between Dendreon Corporation and The Bank of New York Trust Company, N.A., as trustee, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. You may also request a copy of the indenture from the trustee.

Certain provisions of the indenture have been summarized below. These summaries are not complete and are subject, and are qualified in their entirety by reference, to all the provisions of the indenture, including the definitions of certain terms. Investors should read the indenture, because it defines your rights as a holder of debt securities.

The following sets forth certain general terms and provisions of any debt securities offered by this prospectus. The particular terms of debt securities will be described in the prospectus supplement relating to those offered debt securities.

General

The indenture provides that debt securities in one or more series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. Such debt securities may have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine.

The prospectus supplement relating to any offered debt securities will describe the following terms:

•	the title of the debt securities;

•	the purchase price, denomination and any limit upon the aggregate principal amount of the offered debt securities;

•	the date or dates on which the principal of and premium, if any, is payable or the method of determination thereof;

•	the rate or rates at which the offered debt securities shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates (as defined below) on which any such interest shall be payable and the regular record date, if any, for the interest payable on any Interest Payment Date;

•	the place or places where the principal of, premium, if any, and interest, if any, on the offered debt securities shall be payable;

•	the place or places where the offered debt securities may be exchanged or transferred;

•	the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, and the manner in which the particular debt securities are to be selected for redemption;

•	our obligation, if any, to redeem or purchase the offered debt securities in whole or in part pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the offered debt securities shall be issuable;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of, premium, if any, and interest on the offered debt securities shall or may by payable, or in which the offered debt securities shall be denominated, and the particular provisions applicable thereto;

•	if the payments of principal of, premium, if any, or interest on the offered debt securities are to be made, at the election of us or a holder of the offered debt security, in a currency or currencies (including currency unit or units) other than that in which such debt securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

•	if the amount of payments of principal of, premium, if any, and interest on the offered debt securities shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the offered debt securities are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

•	if other than the principal amount thereof, the portion of the principal amount of the offered debt securities which shall be payable upon declaration of acceleration of the maturity thereof or the method by which such portion shall be determined;

•	any modifications of or additions to the Events of Default (as defined below) or our covenants set forth herein with respect to the offered debt securities;

•	the applicability of the provisions described under Article 11 of the indenture, “Defeasance and Covenant Defeasance”;

•	if other than the trustee, the identity of the registrar and any paying agent;

•	if the offered debt securities shall be issued in whole or in part in global form, (i) the depositary for such global securities, (ii) the form of any legend in addition to or in lieu of that contained in the indenture which shall be borne by such global security, (iii) whether beneficial owners of interests in any offered debt securities in global form may exchange such interests for certificated securities of like tenor of any authorized form and denomination, and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the offered debt securities.

Form, Registration, Transfer and Exchange

The debt securities of each series will be issued in fully registered form and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. We will keep at each office or agency for each series of debt securities a register or registers in which, subject to such reasonable regulations as we may prescribe, we will register the debt securities, including any transfer thereof. At the option of the holder of debt securities, debt securities of any series (except a security in global form) may be exchanged for other debt securities of the same series, of any authorized denominations and of a like aggregate principal amount and Stated Maturity (as defined below), upon surrender of the debt securities to be exchanged at such office or agency. Whenever any debt securities are so surrendered for exchange, we shall execute, and the trustee shall authenticate and make available for delivery, the debt securities which the holder making the exchange is entitled to receive.

A holder of debt securities may transfer a debt security only by written application to the registrar. No such transfer shall be effected until final acceptance and registration of the transfer by the registrar in the security register. When debt securities are presented to the registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of debt securities of other authorized denominations, the registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, we shall execute and the trustee shall authenticate debt securities at the registrar’s request.

We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of debt securities (other than any such transfer taxes or other similar governmental charge payable upon certain exchanges of securities pursuant to the terms of the indenture). No service charge to any holder shall be made for any such transaction.

We shall not be required to exchange or register a transfer of (a) any debt securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of debt securities of that series to be redeemed, or (b) any debt securities of any series selected, called or being called for redemption except, in the case of any debt security of any series where public notice has been given that such security is to be redeemed in part, the portion thereof not so to be redeemed. All debt securities issued upon any transfer or exchange of debt securities shall be valid obligations of Dendreon Corporation, evidencing the same debt, and entitled to the same benefits under the indenture, as the debt securities surrendered upon such transfer or exchange.

Notices

Notice shall be sufficiently given (unless otherwise expressly provided in the indenture) if in writing and mailed, first-class postage prepaid, to each holder entitled thereto, at such holder’s last address as it appears in the security register.

Title

We, the trustee and any agent of ours or of the trustee may treat the person in whose name a debt security is registered upon our books on the applicable record date as the absolute owner of such security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Book-Entry Provisions for Global Securities

Each global security initially shall (i) be registered in the name of the Depositary Trust Company (the “Depositary”) or the nominee of the Depositary, (ii) be delivered to the trustee as custodian for the Depositary and (iii) bear legends as set forth in the indenture. Members of, or participants in, the Depositary shall have no rights under the indenture with respect to any global security held on their behalf by the Depositary, or the trustee as its custodian, or under the global security, and the Depositary may be treated by us, the trustee and any agent of ours or the trustee as the absolute owner of such global security for all purposes whatsoever. Transfers of a global security shall be limited to transfers of such global security in whole, but not in part, to the Depositary for such series, its successors or their respective nominees.

We may at any time and in our sole discretion determine that the debt securities of a series issued in the form of one or more global securities shall no longer be represented by global securities. In that event, we will execute, and the trustee will authenticate and deliver the debt securities of the series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the global security or securities of the series in exchange for the global security or securities. Interests of beneficial owners in a global security may be transferred in accordance with the rules and procedures of the Depositary.

Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in the other global security will, upon transfer, cease to be an interest in the global security and become an interest in the other global security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the other global security for as long as it remains such an interest.

The registered holder of a global security may grant proxies and otherwise authorize any person, including members of, or participants in, the Depositary and persons that may hold interests through such members or participants, to take any action which a holder of a debt security is entitled to take under the indenture or the debt securities of such series.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, the person in whose name any debt security of any series shall be registered upon our books on the applicable record date shall be deemed the absolute owner of such debt security for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such debt security.

We will maintain a payment office where debt securities may be presented or surrendered for payment, or surrendered for registration of transfer or exchange, and where notices and demands to or upon us in respect of the debt securities and the indenture may be served. If at any time we shall fail to maintain any such required office or agency or shall fail to furnish the trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the corporate trust office of the trustee located at The Bank of New York Trust Company, N.A., 700 S. Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Trust Trustee Administration, and the trustee is our initial agent to receive all such presentations, surrenders, notices and demands. We may also from time to time designate one or more other offices or agencies where the debt securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, such designation or rescission does not relieve us of our obligation to maintain an office or agency for debt securities of any series for such purposes.

All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder thereafter may look only to us for payment of any principal, premium or interest.

Covenants

The indenture contains, among others, the following covenants:

Payment of Principal, Premium and Interest on Securities

We, for the benefit of each series of the debt securities, will warrant to duly and punctually pay or cause to be paid the principal of and any premium and interest on the debt securities of that series in accordance with the terms of such securities and the indenture.

Money for Securities Payments to be Held in Trust

If we shall at any time act as our own paying agent with respect to any series of debt securities, we will, on or before each due date of the principal of or any premium or interest on any of the debt securities of that series, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided and will promptly notify the trustee of our action or failure to so act. Whenever we shall have one or more paying agents for any series of debt securities, we will, prior to each due date of the principal of or any premium or interest on any debt securities of that series, deposit with a paying agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act of 1939, and (unless such paying agent is the trustee) we will promptly notify the trustee of our action or failure to so act.

Existence

Subject to Article 9 of the indenture, “Consolidation, Merger or Sale of Assets,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (charter and statutory), and franchises; provided, however, that we will not be required to preserve any such right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof will not result in a material adverse effect.

Statement by Officers as to Default

We will deliver to the trustee, within 120 calendar days after the end of each fiscal year ending after the first date any series of debt securities issued under the indenture is outstanding, an officers’ certificate stating whether or not to the knowledge of such person after due inquiry we are in default in the performance and observance of any of the terms, provisions, and conditions of the indenture (without regard to any period of grace or requirement of notice provided thereunder) and, if we are in default, specifying all such defaults and the nature and status thereof of which such person may have such knowledge. We shall deliver to the trustee, as soon as possible and in any event within five days after we become aware of the occurrence of any Event of Default (as defined below) or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an officers’ certificate setting forth the details of such Event of Default or default and the action which we propose to take with respect thereto.

Consolidation, Merger and Certain Sales of Assets

We shall not consolidate with or merge into any other person or convey or transfer our properties and assets substantially as an entirety to any person, unless:

•	the person formed by such consolidation or into which we merge or the person which acquires by conveyance or transfer our properties and assets substantially as an entirety shall be a person organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental, executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the securities and the performance or observance of every covenant of the indenture of the part of Dendreon Corporation to be performed or observed;

•	immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the terms of the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Events of Default

With respect to the debt securities of any series, each of the following is an Event of Default under the indenture:

•	failure to pay principal of or any premium on any debt security of the same series when due;

•	failure to pay any interest on any debt securities of that series when due, continued for 30 days;

•	failure to perform any other covenant or agreement in the indenture, continued for 90 days after written notice has been given by the trustee, or by the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture; and

•	certain events with respect to bankruptcy, insolvency or reorganization.

If an Event of Default (other than an Event of Default described in the last bullet point above) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice as provided in the indenture may declare the principal amount of the debt securities of such series to be due and payable immediately. If an Event of Default described in the last bullet point above with respect to the debt securities of such series at the time outstanding shall occur, the principal amount of all the debt securities of such series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration if all Events of Default in respect of such series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “Modification and Waiver,” as provided below.

Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made written request, (iii) such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (iv) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request, within 90 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

Certain Definitions

“Events of Default” means any event or condition specified as such in Section 5.01 of the indenture, which shall have continued for the period of time, if any, therein designated.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Interest Payment Date,” when used with respect to any debt security, means the Stated Maturity of an installment of interest on such debt security.

“Stated Maturity,” when used with respect to any debt security or any installment of principal thereof or interest thereon, means the date specified in such debt security or a coupon representing such installment of interest as the fixed date on which the principal of such debt security or such installment of principal or interest is due and payable.

Modification and Waiver

The indenture may be amended and supplemented by the trustee and us with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that the indenture may be amended and supplemented by the trustee and us without the consent of any holder of any debt securities to:

•	cure any ambiguity, defect or inconsistency;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	provide for the assumption of our obligations to the holders of the debt securities in the case of any transaction pursuant to Article 9 of the indenture;

•	evidence and provide for the acceptance of appointment, under the terms of the indenture, by a successor trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	make any change that would provide any additional rights or benefits to the holders of all or any series of the debt securities or that does not adversely affect the legal rights hereunder of any such holder or holders; or

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Provided, further, that no such supplement or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•	reduce the principal amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, or time for payment of interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is required for modification or amendment of the indenture; or

•	modify such provisions with respect to modification and waiver.

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of such series may waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security affected.

Except in certain limited circumstances, either us or the holders of at least ten percent in aggregate principal amount of the debt securities of a series then outstanding, may request that the trustee fix a record date for the purpose of determining the holders of outstanding debt securities entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. If a record date is set for any action to be taken by holders, such action may be taken only by persons who are holders of outstanding debt securities on the record date. To be effective, such action must be taken by holders of the requisite principal amount of the debt securities shall have been evidenced to the trustee not later than 180 days after such record date.

Defeasance and Covenant Defeasance

We may elect, at our option at any time, to have Section 11.02 of the indenture, “Legal Defeasance and Discharge,” relating to defeasance and discharge of indebtedness, or Section 11.03, “Covenant Defeasance,” relating to defeasance of certain restrictive covenants in the indenture, applied to any series of debt securities, or to any specified part of a series.

Defeasance and Discharge

The indenture provides that, upon our exercise of our option to have Section 11.02 of the indenture applied to any series of debt securities, we will be discharged from all our obligations with respect to the debt securities of such series (except for certain obligations contained in the indenture, including obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust an amount, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such series of debt securities, of money or non-callable Government Securities, or a combination thereof, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding debt securities of such series on the Stated Maturity of such principal or installment of principal, premium, if any, and interest. Such deposit, discharge and defeasance may only occur if, among other things, we have delivered to the trustee (i) an opinion of counsel confirming that (a) we have received from, or there has been published by, the United States Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, discharge and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, discharge and defeasance had not occurred, and (ii) an officers’ certificate from us and an opinion of counsel, each stating that all conditions precedent provided for relating to such deposit, discharge and defeasance have been complied with.

Defeasance of Certain Covenants

The indenture provides that, upon our exercise of our option to have Section 11.03 of the indenture applied to any series of debt securities, we shall be released from complying with certain restrictive covenants, contained in the indenture or any supplemental indenture applicable to such series upon the deposit in trust an amount, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, of money or non-callable Government Securities, or a combination thereof, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on such outstanding debt securities on the Stated Maturity of such principal or installment of principal, premium, if any, and interest. Such deposit, discharge and defeasance may only occur if, among other things, we have delivered to the trustee (i) an opinion of counsel confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and (ii) an officers’ certificate from us and an opinion of counsel, each stating that all conditions precedent provided for relating to such defeasance have been complied with.

PLAN OF DISTRIBUTION

•	We may sell the offered securities:

•	through underwriters or dealers;

•	directly to purchasers, including our affiliates and stockholders, in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, we will enter into an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement that will be used by the underwriters to make resales of the securities. The underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or slowing a decline in the market price of the securities; and short positions created by the underwriters involve the sale by the underwriters of a greater number of securities than they are required or have the option to purchase from us in the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Equity Line of Credit

On October 11, 2007, we arranged for an equity line of credit with Azimuth Opportunity Ltd., or Azimuth. We entered into a Purchase Agreement with Azimuth, which provides that, upon the terms and subject to the conditions set forth therein, Azimuth is committed to purchase up to $130,000,000 of our common stock, or the number of shares which is one share less than twenty percent (20%) of the issued and outstanding shares of our common stock as of October 11, 2007, over the approximately 18-month term of the Purchase Agreement. From time to time ending on April 11, 2009, and at our sole discretion, we may present Azimuth with draw down notices to purchase our common stock over 10 consecutive trading days or such other period mutually agreed upon by us and Azimuth. Each draw down is subject to limitations based on the price of our common stock and a limit of 2.5% of our market capitalization at the time of such draw down, provided, however, Azimuth will not be required to purchase more than $55,000,000 of our common stock in any single draw down excluding shares under any call option, which is described below. We are able to present Azimuth with up to 24 draw down notices during the term of the Purchase Agreement, with a minimum of five trading days required between each draw down period. Only one draw down is allowed in each draw down pricing period, unless otherwise mutually agreed upon by us and Azimuth.

Once presented with a draw down notice, Azimuth is required to purchase a pro-rata portion of the shares allocated to each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price for such draw down determined by us. The payment for, against simultaneous delivery of, shares in respect of each draw down notice shall be settled on the second trading day following the last trading day of each draw down period, or on such earlier date as we and Azimuth may mutually agree. The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the draw down period on which shares are purchased, less a discount ranging from 3.0% to 5.0%, based on our market capitalization. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Azimuth will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Azimuth could buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.

The Purchase Agreement also provides that from time to time and at our sole discretion we may grant Azimuth the right to exercise one or more call options to purchase additional shares of our common stock during each draw down pricing period for the amount of shares based upon the maximum call option dollar amount and the call option threshold price specified by us. Upon Azimuth’s exercise of the call option, we would sell to Azimuth the shares of our common stock subject to the call option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Azimuth notifies us of its election to exercise its call option or the threshold price for the call option determined by us, less a discount ranging from 3.0% to 5.0%, based on our market capitalization.

In addition to our issuance of shares of common stock to Azimuth pursuant to the Purchase Agreement, our Registration Statement on Form S-3 (File No. 333-141388) also covers the sale of those shares from time to time by Azimuth to the public. Azimuth is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Azimuth has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the NASDAQ Global Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Azimuth has informed us that each such broker-dealer will receive commissions from Azimuth which will not exceed customary brokerage commissions. Azimuth also will pay other expenses associated with the sale of the common stock it acquires pursuant to the Purchase Agreement.

The shares of common stock may be sold in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may resell a portion of the block as principal to facilitate the transaction.

Azimuth has agreed that during the term of and for a period of ninety (90) days after the termination of the Purchase Agreement, neither Azimuth nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Azimuth has agreed that during the period listed above it will not enter into a short position with respect to shares of our common stock except that Azimuth may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Azimuth covers any such sales with the shares purchased pursuant to such draw down notice. Azimuth has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.

In addition, Azimuth and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Azimuth or any unaffiliated broker-dealer. Under these rules and regulations, Azimuth and any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with our securities;

•	must furnish each broker which offers shares of our common stock covered by the prospectus that is a part of our Registration Statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock by Azimuth and any unaffiliated broker-dealer.

We have agreed to indemnify and hold harmless Azimuth, any unaffiliated broker-dealer and each person who controls Azimuth or any unaffiliated broker-dealer against certain liabilities, including liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained in or incorporated by referenced in our Registration Statement, or any omission or alleged omission to state in the Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, unless made or omitted in reliance upon written information provided to us by Azimuth or any unaffiliated broker-dealer. We have agreed to pay up to thirty-five thousand dollars ($35,000) of Azimuth’s attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Azimuth in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation and up to $12,500 each quarter during the term of the equity line to cover ongoing due diligence and review of documentation. We have also agreed that if we issue a draw down notice and fail to deliver the shares to Azimuth on the applicable settlement date, and such failure continues for ten trading days, we will pay Azimuth liquidated damages in cash or restricted shares of our common stock, at the option of Azimuth.

Azimuth has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities, including liabilities under the Securities Act, which may be based upon, among other things, an untrue statement, alleged untrue statement, omission or alleged omission, included in the prospectus that forms a part of our Registration Statement or any prospectus supplement or any amendment or supplement to such prospectus or any prospectus supplement in reliance upon, and in conformity with, written information furnished by Azimuth to us for inclusion in such prospectus or prospectus supplement, or any omission or alleged omission to state in such prospectus or any prospectus supplement or any amendment or supplement to such prospectus or any prospectus supplement a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information provided to us by Azimuth.

Upon each sale of our common stock to Azimuth under the Purchase Agreement, we have also agreed to pay Reedland Capital Partners, an Institutional Division of Financial West Group, member NASD/SIPC, a placement fee equal to 1.0% of the aggregate dollar amount of common stock purchased by Azimuth.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is http://www.sec.gov.

We make available, free of charge, through our investor relations website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, statements of changes in beneficial ownership of securities, and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is http://www.dendreon.com and the address for the investor relations page of our website is http://investor.dendreon.com/edgar.cfm. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering is completed:

•	The description of our common stock set forth in the registration statement on Form 8-A, which was filed on May 22, 2000 (File No. 000-30681);

•	The description of our Series A junior participating preferred stock, as set forth in our Current Report on Form 8-K, which was filed on September 25, 2002 (File No. 000-30681);

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC on March 14, 2007 (File No. 000-30681), as amended by Amendment No. 1 to our Annual Report on Form 10-K/A, as filed with the SEC on April 13, 2007;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007; and

•	Our Current Reports on Form 8-K filed on January 4, 2007, March 30, 2007, April 10, 2007, May 9, 2007, May 21, 2007, June 4, 2007, June 6, 2007, June 12, 2007; July 10, 2007, August 23, 2007; and October 12, 2007.

You may request, and we will provide to you, a copy of these filings at no cost, by writing or telephoning us at the following address:

Dendreon Corporation
3005 First Avenue
Seattle, Washington 98121
(206) 256-4545
Attention: Investor Relations

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the shares of common stock, preferred stock, warrants and debt securities to be offered and sold by this prospectus and the applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices referred to above. Any statement made in this prospectus or the prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

LEGAL MATTERS

Jones Day will pass upon the validity of the common stock, preferred stock, warrants and debt securities being offered hereby.

EXPERTS

The consolidated financial statements of Dendreon Corporation appearing in Dendreon Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2006, and Dendreon Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management’s assessment are, and audited financial statements and Dendreon Corporation management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management’s assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

8,000,000 Shares of Common Stock
Warrants to Purchase 8,000,000 Shares of Common Stock

Prospectus Supplement

Lazard Capital Markets
April 3, 2008